UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2012

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9576 (Commission File Number)	22-2781933 (I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 25, 2012, Owens-Illinois, Inc. (the “Company”) announced the pending retirement of the Company’s Senior Vice President and Chief Financial Officer, Edward C. White.  Mr. White plans to retire at the end of the second quarter.  Mr. White will be succeeded by Stephen P. Bramlage, Jr., age 41, currently President of the Company’s Asia Pacific operations, effective July 1, 2012.

Mr. Bramlage has been President of the Company’s Oceania operations and  President of the Company’s Asia Pacific operations since 2011.  From 2010 to 2011, Mr. Bramlage was General Manager of the Company’s New Zealand operations; from 2008 to 2010, Mr. Bramlage was Vice President of Finance of the Company; in 2008, Mr. Bramlage served as Vice President and Chief Financial Officer of the Company’s European operations; and from 2006 to 2008, Mr. Bramlage was Vice President and Treasurer of the Company.

Before joining the Company, Mr. Bramlage spent five years at PPG Industries, Inc., in Pittsburgh, Pennsylvania.  Mr. Bramlage also worked with Eli Lilly & Company in corporate finance and with Ernst & Young LLP as an auditor.

The Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                Exhibits.

Exhibit
No.	Description
99.1	Press Release dated January 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: January 26, 2012	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated January 25, 2012